Exhibit 99.1

GoodVision AI Enters into Two Collaboration Agreements: 15MW Modular Factory with TDTC and 100-Node Inference Pilot with Hop Global

Redwood City, CA, October 5, 2026 — GoodVision AI (“GoodVision”), a developer of next-generation AI compute infrastructure purpose-built for inference, today announced further progress in its U.S. AI infrastructure strategy through separate collaboration agreements with Tokenomics Digital Tech Corp. (“TDTC”) and HOP Global Service Inc. (“HOP Global”) in Texas.

The two initiatives represent complementary deployment paths within GoodVision’s U.S. AI data center (“AIDC”) and inference infrastructure strategy. The TDTC collaboration focuses on the development of dedicated modular AI Factory infrastructure, while the HOP Global project is designed to validate a lighter and more flexible deployment model based on smaller AI inference clusters that can be expanded incrementally. By expanding GoodVision’s physical AIDC footprint in the U.S., these collaborations are aimed at providing a strong infrastructure anchor for the deployment and commercialization of GoodVision AI’s software capabilities, including its Smart Routing Engine.

Together, the projects are intended to broaden GoodVision’s ability to deploy AI inference capacity across sites with different infrastructure conditions, investment requirements and customer demand profiles, while further integrating its software and infrastructure capabilities into a more complete AI inference ecosystem.

TDTC Collaboration: Modular AI Factory Infrastructure

Pursuant to the cooperation agreement with TDTC, the parties will look to jointly invest in, develop and operate modular AI Factory inference computing facilities in the United States.

Under the collaboration, GoodVision is expected to provide AI computing technologies including GPU cluster design, network architecture, cooling systems and compute-scheduling software, while TDTC would lead site development activities including site identification, power-resource development, permitting, local approvals and construction coordination.

The initial Texas project, referred to as the “Site No.1 AI Factory,” is being developed around 2.4 MW of confirmed power capacity, with computing equipment expected to be deployed at approximately 2 MW of IT load and additional capacity reserved for future expansion. The facility would be designed around prefabricated and containerized infrastructure covering power distribution, UPS and battery systems, cooling and computing modules.

The modular design is intended to provide a replicable deployment model that can be applied to additional power-ready sites as customer demand and infrastructure availability develop. The previously announced project is also intended to provide AI inference computing infrastructure services to GoodVision and third-party customers once operational.

HOP Global Collaboration: RTX PRO 6000 AI Inference Pilot

Pursuant to the collaboration agreement with HOP Global Service Inc., the parties will look to jointly advance an RTX PRO 6000 AI inference infrastructure pilot project in Texas.

The project is designed to provide medium-sized Bitcoin mining enterprises with a faster path into AI computing services. Rather than requiring a large-scale AI data center buildout at the initial stage, the pilot will seek to deploy smaller-scale AI computing clusters equipped with 400G high-speed networking.

Based on the GoodVision platform, the project would conduct model inference workloads and multi-node performance validation, allowing the parties to evaluate the technical and operational requirements of deploying AI inference infrastructure within existing or adaptable computing environments.

The lightweight pilot structure is intended to reduce initial capital requirements and shorten deployment cycles, while supporting phased investment and incremental capacity expansion. This approach is particularly relevant for medium-sized Bitcoin mining enterprises that may have access to power, sites and existing infrastructure but prefer to enter AI computing through smaller initial deployments rather than committing immediately to large-scale AI data center construction.

Through the pilot, GoodVision and HOP Global plan to validate deployment architecture, networking, inference workloads and multi-node operations, with the objective of establishing replicable technical solutions and standardized delivery procedures that can support subsequent commercial deployment.

A Complementary U.S. Deployment Strategy

Together, the TDTC and HOP Global collaborations are aimed at providing GoodVision with complementary paths for expanding its U.S. AI inference infrastructure. The TDTC model would support larger, dedicated modular AI Factory deployments, while the HOP Global approach would enable smaller-scale, lower-capital deployments that can expand incrementally with power availability and customer demand.

David Wang, CEO of GoodVision AI, said:

“The U.S. market presents a wide range of infrastructure conditions and customer requirements, so a single deployment model will not fit every opportunity. The collaboration with TDTC is expected to allow GoodVision to develop dedicated modular AI Factory capacity, while the HOP Global pilot would give the company an opportunity to validate a lighter and more incremental approach to deploying inference infrastructure. Together, these projects are intended to help establish a more flexible foundation for GoodVision’s continued expansion in the U.S. market.”

Based on the current development plan, the TDTC project is expected to scale from its initial 2.4 MW configuration to up to 15 MW of capacity within one year. Based on GoodVision AI’s current internal financial model, once the full 15 MW capacity is deployed and commercially operational, the project is estimated to represent approximately US$210 million in annual revenue potential.

For the HOP Global collaboration, the parties are exploring a faster, more replicable approach using smaller-scale, modular AI inference infrastructure. Designed primarily for inference workloads, the solution supports compact, lower-power clusters that can be deployed flexibly and at scale. Under the current design, each standardized computing node requires only approximately 0.05 MW of power capacity. The relatively low power requirement per node is expected to support broader deployment across sites with varying power availability. GoodVision AI is currently evaluating the potential to scale the approach to 100 deployable nodes over time, representing approximately 5 MW of total computing capacity. Based on current internal assumptions, if all 100 nodes are successfully deployed and placed into commercial operation, the deployment could represent approximately US$36 million in annual revenue potential.

The collaboration agreements with TDTC and HOP Global do not require either party to enter into any specific transaction and does not guarantee any business opportunity or revenue for either party. Accordingly, no assurance can be given that definitive agreements with either TDTC or HOP Global will be entered into or that the anticipated benefits of the cooperations will be realized. Binding transaction agreements entered with TDTC or HOP Global may never be entered into and even if they are, they could be materially different than currently anticipated. The estimates and statements set forth in this press release regarding potential project economics, order value, expansion capacity and future commercial deployments are based purely on Goodvision AI’s internal assumptions, are preliminary, have not been independently verified and are subject to substantial risks and uncertainties. They do not represent financial guidance, backlog, bookings or assurances of future revenue, profitability or financial performance. Actual results may differ materially based on customer demand, utilization, equipment availability and pricing, power availability and cost, financing, development and construction execution, utility interconnection, permits and regulatory approvals, competition and other factors.

About GoodVision AI

GoodVision AI is building the global compute architecture for AI inference. Its platform pairs a real-time Smart Routing Engine with a network of purpose-built AI Factories to run AI efficiently at scale. The company is led by CEO David Wang. Learn more at goodvision.ai. GoodVision AI has entered into a Business Combination Agreement (the “BCA”) with Calisa Acquisition Corp, a Cayman Islands exempted company (Nasdaq: ALIS) whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The parties intend to consummate the transaction in the second half of 2026.

About Tokenomics Digital Tech Corp.

Tokenomics Digital Tech Corp. (“TDTC”) is a digital infrastructure company focused on the development, construction, and operation of large-scale computing facilities, spanning digital asset mining infrastructure and AI data centers. Founded in 2021, TDTC develops modular, containerized facilities and manages site selection, power procurement, construction, and 24/7 operations across its portfolio. For more information, please visit https://www.tdtc.com/.

About HOP Global Service Inc.

HOP Global Service Inc. is a global service provider specializing in digital infrastructure and cryptocurrency mining operations, with capabilities spanning equipment supply, certified repair, site maintenance and power management. According to its corporate website, HOP Global has 10 years of industry experience, has supported approximately 380,000 units through global maintenance services and 75,000 units through onsite maintenance, and reports a global power management footprint of approximately 1.4 GW. The company provides infrastructure and operational services supporting large-scale computing and mining environments.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the proposed business combination between GoodVision and ALIS, the expected benefits and timing of the transaction, GoodVision AI’s future business, operations, growth strategy, market opportunities, financial performance, and other expectations.

These forward-looking statements are based on current expectations and assumptions and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Such risks include, among others, the possibility that the proposed business combination may not be completed or may be delayed, failure to satisfy closing conditions or obtain required approvals, changes in market or economic conditions, the ability of the combined company to execute its business strategy, maintain customer and supplier relationships, meet stock exchange listing requirements, and other risks described in ALIS’ filings with the U.S. Securities and Exchange Commission (“SEC”), including the Registration Statement on Form S-4 to be filed in connection with the proposed transaction.

Forward-looking statements speak only as of the date of this press release. Neither GoodVision AI nor ALIS undertakes any obligation to update or revise any forward-looking statements, except as required by applicable law.

Additional Information and Where to Find It

In connection with the proposed business combination, ALIS intends to file with the SEC a Registration Statement on Form S-4, which will include a proxy statement/prospectus. Investors and securityholders are urged to read the Registration Statement, the proxy statement/prospectus, and other relevant documents filed with the SEC when they become available, as they will contain important information about the proposed transaction. These documents will be available free of charge at the SEC’s website at www.sec.gov.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any proxy, vote, or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under applicable securities laws.

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